Exhibit 4.7

RIGHT OF FIRST REFUSAL AGREEMENT
by and among
TRIDENT RESOURCES CORP.,
TRIDENT EXPLORATION CORP.,
and
THE INVESTORS NAMED HEREIN
Dated as of August 20, 2007

TRIDENT RESOURCES CORP.
TRIDENT EXPLORATION CORP.
RIGHT OF FIRST REFUSAL AGREEMENT
     This Right Of First Refusal Agreement (the “Agreement”) is entered into as of the 20th day of August, 2007, by and among Trident Resources Corp., a Delaware corporation (the “Company”), Trident Exploration Corp., a Nova Scotia unlimited liability company (“TEC”), and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”
Recitals
     Whereas, certain of the Investors are making subordinated, unsecured loans (“Loans”) to the Company pursuant to that certain TRC Subordinated Loan Agreement (as amended from time to time, the “Loan Agreement”) of even date herewith (the “Financing”);
     Whereas, certain of the Investors are holders of indebtedness of the Company (the “TRC Lenders”) evidenced by that Credit Agreement, originally dated as of November 24, 2006 among the Company, Credit Suisse, Toronto Branch, and the other parties thereto (as amended from time to time, the “TRC Credit Facility”);
     Whereas, the obligations in the Loan Agreement are conditioned upon the execution and delivery of this Agreement by such Investors and the Company;
     Whereas, the consent of the TRC Lenders to the Financing required under the TRC Credit Facility, is conditioned upon, among other things, (i) the execution and delivery of this Agreement by such Investors (in their capacity as TRC Lenders) and the Company and (ii) the issuance by the Company to the TRC Lenders of warrants to purchase an aggregate amount of 1,737,293 shares of the Company’s common stock (subject to adjustment in accordance with the terms thereof, the “New TRC Lender Warrants”); and
     Whereas, in connection with the consummation of the Financing, the Company and the Investors have agreed to the rights as set forth below.
     Now, Therefore, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. GENERAL.
     1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:
          (a) “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

          (b) “Preferred Stock” means, collectively, shares of the Company’s Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock, together with the warrant issued as a part of a unit in connection therewith.
          (c) “Warrants” shall mean (i) those certain warrants to purchase Common Stock held by the Investors listed on Exhibit A hereto, each dated August 20, 2007 and (ii) any warrants issued in exchange for or in replacement of, such securities, including, without limitation, to an Investor who makes Loans to the Company on the Syndication Completion Date (as such term is defined in the Loan Agreement).
          (d) “Warrant Securities” means (i) Common Stock of the Company issuable or issued upon exercise of the Warrants and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities described in clause (i) hereof.
          (e) “Warrant Securities then outstanding” shall be the number of shares of the Company’s Common Stock that (i) are then issued and outstanding as a result of the exercise of Warrant Securities or (ii) are issuable pursuant to then exercisable Warrant Securities.
SECTION 2. RIGHTS OF FIRST REFUSAL.
     2.1 Subsequent Offerings. In the event the Company or TEC shall sell or issue any Covered Equity Securities (as defined below), each Investor who represents to the Company or TEC, as applicable, that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) or the analogous law in a non-U.S. jurisdiction (a “Qualifying Investor”) shall have the right to purchase for its pro rota share (as calculated below) of such Covered Equity Securities on the same terms and conditions as such Equity Securities are being offered and sold, such purchase being conditioned upon the actual sale of such Covered Equity Securities. Subject to compliance with applicable securities laws, an Investor shall be entitled to apportion the right of first refusal hereby granted to it among itself and its affiliates (defined to be, with respect to any person, another person that directly or indirectly controls, or is controlled by, or is under common control with such person) in such proportions as it deems appropriate. No later than 30 days prior to the contemplated date such Covered Equity Securities are to be sold, the Company or TEC, as applicable, shall deliver a written notice (the “Offer Notice”) to each Qualifying Investor, which Offer Notice shall set forth (i) the terms of the proposed sale or issuance (including a description of such Covered Equity Securities, the price and the terms and conditions upon which the Company or TEC, as applicable, proposes to issue the same), and (ii) the contemplated date such Covered Equity Securities are to be sold. Each Qualifying Investor shall have 20 days from the delivery of the Offer Notice to elect to exercise the rights granted pursuant to this Section 2.1 by providing written notice to the Company or TEC, as applicable, setting forth the amount of Covered Equity Securities (up to such Qualifying Investor’s pro rata share, as calculated below) it is electing to purchase, which written notice shall constitute an irrevocable obligation of such electing Qualifying Investor to purchase the Covered Equity Securities specified in its notice, provided the referenced sale takes place no later than 90 days after the contemplated sale date specified in the Offer Notice. If no such written notice is received by the Company or TEC, as applicable, prior to the expiration of such 20-day period, such Qualifying Investor’s rights pursuant to this Section 2.1 shall have been waived for that, but only for that, transaction, provided the referenced sale takes place no later than 90 days after the contemplated sale date specified in the Offer Notice. Any such Covered Equity Securities sold by the Company or TEC, as applicable, after such 90-day period must be reoffered to the Qualifying Investors pursuant to this Section 2.1.
     Each Qualifying Investor’s “pro rota share” of Covered Equity Securities being offered in a sale pursuant to Section 2.1 shall be calculated as follows:
     Investor’s % x Covered Equity Securities = pro rata share

Where:	“Investor’s %” =	a fraction (expressed as a percentage), (x) the numerator of which is the number of Warrant Securities held by such Qualifying Investor and (y) the denominator of which is equal to the number, as of the date of an Offer Notice (as such term is defined below), of the Effectively Outstanding Common Equity.

“Effectively Outstanding Common Equity”		means at any time the sum of the number of shares of outstanding Common Stock and outstanding Preferred Stock and shares of Common Stock issuable upon exercise of Warrants, provided that, except in the case of Warrants, shares of Common Stock or Preferred Stock issuable upon the exercise of options, warrants, securities convertible into such capital stock and other rights to acquire such capital stock shall not constitute outstanding shares of Common Stock or Preferred Stock for purposes of calculating the foregoing until they are issued.

“Equity Securities”		means (w) any Common Stock, Preferred Stock or other shares of capital stock of the Company or TEC, (x) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other shares of capital stock (including any option to purchase such a convertible security) of the Company or TEC, (y) any security carrying any option, warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other shares of capital stock of the Company of TEC, or (z) any other option, warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other shares of capital stock of the Company of TEC.

“Covered Equity Securities”	means Equity Securities other than Excluded Equity Securities (as defined in Section 2.4 below).
     Notwithstanding the forgoing, the Company or TEC, as applicable, may elect to issue additional Equity Securities of the same class and with all of the same rights and preferences as the Covered Equity Securities (the “Additional Identical Securities”) to the Qualifying Investors by setting forth such election in the Offer Notice. If the Company or TEC, as applicable, makes such election, the number of Additional Identical Securities each Qualifying Investor shall have the right to purchase shall be calculated as follows:

Investor’s %	x Covered Equity Securities = # of Additional Equity Securities
(1 - Investor’s %)
     2.2 Termination of Rights of First Refusal. The rights granted pursuant to Section 2.1 shall not apply to, and shall terminate upon the first to occur of (i) a Change of Control as such term is defined in the Certificates of Designation of the Preferred Stock and (ii) the closing of the issuance by the Company of its Common Stock, or TEC of its common stock, in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Act (whether alone or in connection with a secondary public offering) in which the aggregate amount of net proceeds received by the Borrower or TEC exceeds $100,000,000 (a “Qualified IPO”); provided however, that for the sake of clarity, the rights granted pursuant to Section 2.1 shall apply to Equity Securities issued in a Qualified IPO, but not after the closing of such Qualified IPO (whereupon such rights terminate as provided in this Section 2.2).
     2.3 Assignment of Rights of First Refusal. Each Investor agrees that it may not and will not assign its rights hereunder except in connection with a transfer or assignment of any Warrants held by it, whereupon the rights of first refusal of such Investor under this Section 2 shall be transferred to the same parties that the Warrants are assigned to, subject to the same restrictions as any assignment of rights pursuant to the Warrants.
     2.4 Excluded Equity Securities. The rights established by this Section 2 shall not apply to the issuance of any of the following Equity Securities (the “Excluded Equity Securities”):
          (a) Equity Securities issued pursuant to any rights or agreements, options, warrants or convertible securities (or rights to subscribe therefor) outstanding on the date of this Agreement, including, for certainty, the New TRC Lender Warrants and Common Stock issuable to redeem, or in payment of dividends on, the shares of Preferred Stock;
          (b) Equity Securities issued in connection with a bona fide business acquisition by the Company in which the Company is the surviving entity, whether by merger, consolidation, purchase of assets, exchange of stock, or otherwise;

          (c) shares of or options to purchase shares of (including shares issuable upon exercise of such options), Common Stock or common shares of TEC issued to directors, employees or consultants of the Company or TEC (subject to customary adjustments for stock splits, subdivisions and the like in an aggregate amount not to exceed 10% of the issued and outstanding Common Stock or common shares);
          (d) Common Stock issued under the Exchange Rights Agreement dated December 4, 2003 among the Company, TEC and the other parties thereto, as amended, supplemented or restated from time to time;
          (e) Equity Securities issued in a Change of Control transaction; and
          (f) Equity Securities issuable upon the exercise or conversion of (i) a Covered Equity Security that at issuance was subjected to the rights established by this Section 2 (whether or not such rights were exercised by any or all Qualified Investors) and (ii) any Excluded Equity Security.
SECTION 3. AMENDMENTS TO PREFERRED STOCK WARRANTS.
     3.1 Investor Approval Required. The Company shall not amend, modify, change or otherwise alter any provision of the warrants issued as part of a unit together with the Preferred Stock without the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Warrant Securities then outstanding.
SECTION 4. MISCELLANEOUS.
     4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to choice of laws or conflict of laws provisions thereof.
     4.2 Successors and Assigns. Except as otherwise expressly provided herein, and subject in all cases to the restrictions on assignment set forth in Section 2.4, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Warrant Securities or an Investor from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Warrant Securities or Warrants specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such securities in its records as the absolute owner and holder of such securities for all purposes.
     4.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Warrants, the Loan Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

     4.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
     4.5 Amendment and Waiver.
          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Warrant Securities then outstanding.
          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of an Investor under this Agreement may be waived only with the written consent of the Company and such Investor, and such waiver shall only be effective to waive such Investor’s rights, and not the right of any other Investor hereunder.
          (c) For the purposes of determining the number of Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.
     4.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy-accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
     4.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.
     4.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
     4.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
     4.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if (a) an Investor shall assign all or a portion of its rights wider its Warrant in accordance with the terms thereof or (b) the Company issues new Warrants in exchange for or in replacement of Warrants initially issued to the Investors on the date hereof, such assignee (in the case of the immediately preceding clause (a)) or such subsequent holder (in the case of the immediately preceding clause (b)) shall become a party to this Agreement only upon its execution and delivery of an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” and a party hereunder.
     4.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     4.12 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.
[THIS SPACE INTENTIONALLY LEFT BLANK]

     In Witness Whereof, the parties hereto have executed this Right Of First Refusal Agreement as of the date set forth in the first paragraph hereof.

TRIDENT RESOURCES CORP.		TRIDENT EXPLORATION CORP.

By:	/s/ Paul K. O’Donoghue	By:	/s/ Paul K. O’Donoghue

Name:	Paul K. O’Donoghue	Name:	Paul K. O’Donoghue
Title:	Vice President	Title:	Vice President
[Signature Page To Right of First Refusal Agreement]

ARBITER PARTNERS, L.P.

By:	Broken Clock Management, General Partner

By: Name:	/s/ Paul J. Isaac Paul J. Isaac
Title:	Managing Member

PAUL J. ISSAAC

By: Name:	/s/ Paul J. Isaac Paul J. Isaac
Title:
[Signature Page To Right of First Refusal Agreement]

CHILTON INTERNATIONAL L.P.

By:	Chilton Investment Company, LLC,
General Partner

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III
Title:	Executive Vice President
[Signature Page To Right of First Refusal Agreement]

CHILTON QP INVESTMENT PARTNERS L.P.

By:	Chilton Investment Company, LLC,
General Partner

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III
Title:	Executive Vice President
[Signature Page To Right of First Refusal Agreement]

CHILTON GLOBAL NATURAL RESOURCES PARTNERS, L.P.

By:	Chilton Investment Company, LLC,
General Partner

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III
Title:	Executive Vice President
[Signature Page To Right of First Refusal Agreement]

CHILTON INVESTMENT PARTNERS L.P.

By:	Chilton Investment Company, LLC,
General Partner

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III
Title:	Executive Vice President
[Signature Page To Right of First Refusal Agreement]

CHILTON OPPORTUNITY TRUST L.P.

By:	Chilton Investment Company, LLC,
General Partner

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III
Title:	Executive Vice President
[Signature Page To Right of First Refusal Agreement]

CHILTON OPPORTUNITY INTERNATIONAL L.P.

By:	Chilton Investment Company, LLC,
General Partner

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III
Title:	Executive Vice President
[Signature Page To Right of First Refusal Agreement]

CHILTON GLOBAL PARTNERS L.P.

By:	Chilton Investment Company, LLC,
General Partner

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III
Title:	Executive Vice President
[Signature Page To Right of First Refusal Agreement]

CHILTON GLOBAL DISTRESSED OPPORTUNITIES MASTER FUND, L.P.

By:	Chilton Investment Company, LLC,
General Partner

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III
Title:	Executive Vice President
[Signature Page To Right of First Refusal Agreement]

JENNISON NATURAL RESOURCES FUND, INC.

By:	Jennison Associates LLC, as its
Investment Manager

By:	/s/ David A. Kiefer

Name:	David A. Kiefer
Title:	Portfolio Manager and Managing Director
[Signature Page To Right of First Refusal Agreement]

JENNISON VALUE FUND

By:	Jennison Associates LLC, as its
Investment Manager

By:	/s/ David A. Kiefer

Name:	David A. Kiefer
Title:	Portfolio Manager and Managing Director
[Signature Page To Right of First Refusal Agreement]

NATURAL RESOURCES PORTFOLIO OF THE PRUDENTIAL SERIES FUND

By:	Jennison Associates LLC, as its
Investment Manager

By:	/s/ David A. Kiefer

Name:	David A. Kiefer
Title:	Portfolio Manager and Managing Director
[Signature Page To Right of First Refusal Agreement]

VALUE PORTFOLIO OF THE PRUDENTIAL SERIES FUND

By:	Jennison Associates LLC, as its
Investment Manager

By:	/s/ David A. Kiefer

Name:	David A. Kiefer
Title:	Portfolio Manager and Managing Director
[Signature Page To Right of First Refusal Agreement]

THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT – 2

By:	Jennison Associates LLC, as its
Investment Manager

By:	/s/ David A. Kiefer

Name:	David A. Kiefer
Title:	Portfolio Manager and Managing Director
[Signature Page To Right of First Refusal Agreement]

THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT – 10

By:	Jennison Associates LLC, as its
Investment Manager

By:	/s/ David A. Kiefer

Name:	David A. Kiefer
Title:	Portfolio Manager and Managing Director
[Signature Page To Right of First Refusal Agreement]

JENNISON UTILITY FUND OF THE JENNISON SECTOR FUNDS, INC.

By:	Jennison Associates LLC, as its
Investment Manager

By:	/s/ Shaun Hong

Name:	Shaun Hong
Title:	Portfolio Manager and Managing Director
[Signature Page To Right of First Refusal Agreement]

ALEXANDRA GLOBAL MASTER FUND LTD.

By:	Alexandra Investment Management, LLC
(as Investment Advisor)

By:	/s/ Mikhail Filimonov

Name:	Mikhail Filimonov
Title:	Chairman and Chief Executive Officer
[Signature Page To Right of First Refusal Agreement]

ANCHORAGE CAPITAL MASTER OFFSHORE, LTD.

By:	/s/

Name:	Authorized Signatory
Title:
[Signature Page To Right of First Refusal Agreement]

ARBITER PARTNERS, LP

By:	/s/ Paul J. Isaac

Name:	Paul J. Isaac
Title:	Manager
[Signature Page To Right of First Refusal Agreement]

DEEPHAVEN EVENT TRADING LTD.

By:	/s/ Jeffrey Golbus

Name:	Jeffrey Golbus
Title:	Assistant Portfolio Manager
[Signature Page To Right of First Refusal Agreement]

DEEPHAVEN DISTRESSED OPPORTUNITIES TRADING LTD.

By:	/s/ Jeffrey Golbus

Name:	Jeffrey Golbus
Title:	Portfolio Manager
[Signature Page To Right of First Refusal Agreement]

DEEPHAVEN GLOBAL VALUE PARTNERS TRADING LTD.

By:	/s/ Jeffrey Golbus

Name:	Jeffrey Golbus
Title:	Portfolio Manager
[Signature Page To Right of First Refusal Agreement]

FARALLON CAPITAL PARTNERS, L.P.
FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.
FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.
FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.
TINICUM PARTNERS, L.P.
FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.

By:	Farallon Partners, L.L.C. Their General Partner

By:	/s/ Gregory S. Swart

Name:	Gregory S. Swart, Managing Member

FARALLON CAPITAL OFFSHORE INVESTORS, INC.

By:	Farallon Capital Management, L.L.C.
Its Agent and Attorney-in-Fact

By:	/s/ Gregory S. Swart

Name:	Gregory S. Swart, Managing Member
[Signature Page To Right of First Refusal Agreement]

HIGHLAND FLOATING RATE ADVANTAGE FUND

By:	/s/ M. Jason Blackburn

Name:	M. Jason Blackburn, Treasurer
[Signature Page To Right of First Refusal Agreement]

FERNWOOD ASSOCIATES LLC

By:	/s/ Robert Gaviglio

Name:	Robert Gaviglio
Title:	Vice President
[Signature Page To Right of First Refusal Agreement]

FERNWOOD FOUNDATION FUND LLC

By:	/s/ Robert Gaviglio

Name:	Robert Gaviglio
Title:	Vice President
[Signature Page To Right of First Refusal Agreement]

FERNWOOD RESTRUCTURINGS LIMITED

By:	/s/ Robert Gaviglio

Name:	Robert Gaviglio
Title:	Vice President
[Signature Page To Right of First Refusal Agreement]

KAMUNTING STREET MASTER FUND, LTD

By:	/s/

Name:	Authorized Signatory
Title:	Controller
[Signature Page To Right of First Refusal Agreement]

LATIGO MASTER FUND, LTD.

By:	/s/ Paul Malik

Name:	Paul Malik
Title:	Authorized Signatory
[Signature Page To Right of First Refusal Agreement]

MORGAN STANLEY & CO. INCORPORATED

By:	/s/

Name:	Authorized Signatory
Title:
[Signature Page To Right of First Refusal Agreement]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Jerome Baier

Name:	Jerome Baier
Title:	Authorized Representative
[Signature Page To Right of First Refusal Agreement]

SIGMA CAPITAL ASSOCIATES, LLC

By:	Sigma Capital Management, LLC
Its Agent and Attorney in Fact

By:	/s/ Peter A. Nussbaum

Name:	Peter A. Nussbaum
Title:	Authorized Signatory
[Signature Page To Right of First Refusal Agreement]

STONEHILL INSTITUTIONAL PARTNERS, L.P.

By:	Stonehill Capital Management LLC

By:	/s/ Wayne Teetsel

Name:	Wayne Teetsel
Title:	Managing Member
[Signature Page To Right of First Refusal Agreement]

STONEHILL OFFSHORE PARTNERS LTD

By:	Stonehill Capital Management LLC

By:	/s/ Wayne Teetsel

Name:	Wayne Teetsel
Title:	Managing Member
[Signature Page To Right of First Refusal Agreement]

WELLPOINT, INC.

By:	Whippoorwill Associates, Inc.
Its Agent and Authorized Signatory

By:	/s/ Steven K. Gendal

Name:	Steven K. Gendal
Title:	Principal
[Signature Page To Right of First Refusal Agreement]

PRESIDENT & FELLOWS OF HARVARD COLLEGE

By:	Whippoorwill Associates, Inc.
Its Agent and Authorized Signatory

By:	/s/ Steven K. Gendal

Name:	Steven K. Gendal
Title:	Principal
[Signature Page To Right of First Refusal Agreement]

PRESIDENT & FELLOWS OF HARVARD COLLEGE
(REF. HARVARD SPECIAL SITUATIONS ACCOUNT)

By:	Whippoorwill Associates, Inc.
Its Agent and Authorized Signatory

By:	/s/ Steven K. Gendal

Name:	Steven K. Gendal
Title:	Principal
[Signature Page To Right of First Refusal Agreement]

WHIPPOORWILL ASSOCIATES, INC., PROFIT SHARING PLAN

By:	/s/ Steven K. Gendal

Name:	Steven K. Gendal, Trustee of the Whippoorwill Associates Profit Sharing Plan
[Signature Page To Right of First Refusal Agreement]

WHIPPOORWILL DISTRESSED OPPORTUNITY FUND, L.P.

By:	Whippoorwill Associates, Inc.
Its Agent and Authorized Signatory

By:	/s/ Steven K. Gendal

Name:	Steven K. Gendal
Title:	Principal
[Signature Page To Right of First Refusal Agreement]

WHIPPOORWILL OFFSHORE DISTRESSED OPPORTUNITY FUND, LTD.

By:	Whippoorwill Associates, Inc.
Its Agent and Authorized Signatory

By:	/s/ Steven K. Gendal

Name:	Steven K. Gendal
Title:	Principal
[Signature Page To Right of First Refusal Agreement]

WINDWARD CAPITAL, L.P.

By:	/s/ Nils Moldavsky

Name:	Nils Moldavsky
Title:	Operations Manager
[Signature Page To Right of First Refusal Agreement]

PROSPECT FUNDING I LLC

By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens
Title:	Vice President of Operations
[Signature Page To Right of First Refusal Agreement]

SANKATY CREDIT OPPORTUNITIES II, L.P.

By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens
Title:	Vice President of Operations
[Signature Page To Right of First Refusal Agreement]

SANKATY HIGH YIELD PARTNERS, L.P.

By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens
Title:	Vice President of Operations
[Signature Page To Right of First Refusal Agreement]

SANKATY HIGH YIELD PARTNERS III L.P.

By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens
Title:	Vice President of Operations
[Signature Page To Right of First Refusal Agreement]

SILVER OAK CAPITAL, LLC

By:	/s/ Thomas M. Fuller

Name:	Thomas M. Fuller
Title:	Authorized Signatory
[Signature Page To Right of First Refusal Agreement]

HFRDS RESTORATION MASTER TRUST

By:	/s/ Pamela M. Lawrence

Name:	Pamela M. Lawrence
Title:	Authorized Signatory
[Signature Page To Right of First Refusal Agreement]

RESTORATION HOLDINGS LTD

By:	/s/ Pamela M. Lawrence

Name:	Pamela M. Lawrence
Title:	Director
[Signature Page To Right of First Refusal Agreement]

CREDIT SUISSE LOAN FUNDING LLC

By:	/s/ Robert Franz

Name:	Robert Franz
Title:	Director

By:	/s/ Francesca Sena

Name:	Francesca Sena
Title:	Authorized Signatory
[Signature Page To Right of First Refusal Agreement]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Robert Franz

Name:	Robert Franz
Title:	Director

By:	/s/ Francesca Sena

Name:	Francesca Sena
Title:	Vice President
[Signature Page To Right of First Refusal Agreement]

KENMONT SPECIAL OPPORTUNITIES MASTER FUND, L.P.

By:	/s/ John T. Harkrider

Name:	John T. Harkrider
Title:	Managing Director
[Signature Page To Right of First Refusal Agreement]

MAN MAC MIESQUE IOB LTD.

By:	Kenmont Investments Management, LP.

By:	/s/ John T. Harkrider

Name:	John T. Harkrider
Title:	Managing Director
[Signature Page To Right of First Refusal Agreement]

STARK MASTER FUND LTD.

By:	/s/ Michael A. Roth

Name:	Michael A. Roth
Title:	Managing Member of Stark Offshore Management LLC, Investment Manager
[Signature Page To Right of First Refusal Agreement]

STARK GLOBAL OPPORTUNITIES MASTER FUND LTD.

By:	/s/ Michael A. Roth

Name:	Michael A. Roth
Title:	Managing Member of Stark Global Opportunities Management LLC, Investment Manager
[Signature Page To Right of First Refusal Agreement]

CANDLEWOOD CAPITAL PARTNERS LLC

By:	/s/ Justin Wohler

Name:	Justin Wohler
Title:	Authorized Signatory
[Signature Page To Right of First Refusal Agreement]

SIGLER & CO. (as Nominee for McDonnell Loan Opportunity Ltd.)

Signed by:
McDonnell Loan Opportunity Ltd
McDonnell Investment Management, LLC,
As Investment Manager

By:	/s/ James R. Fellows

Name:	James R. Fellows
Title:	Managing Director
[Signature Page To Right of First Refusal Agreement]